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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 9, 1999, relating to the financial statements of Mattson Technology, Inc., which appears in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 15, 1999 relating to the financial statements of Concept Systems Design, Inc., which appears in Mattson Technology, Inc.'s Current Report on Form 8-K/A filed May 6, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

San Jose, California
January 27, 2000